SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

SHONEY'S, INC. AND SUBSIDIARIES

       Col. A                Col. B                 Col. C                  Col. D        Col. E
- - ----------------------     ----------    ----------------------------    ------------    ----------
                                                  Additions
                                         ----------------------------
                                          Charged          Charged
                           Balance at     to Costs         to Other                      Balance at
                           Beginning        and            Acounts -     Deductions -     End of
                           of Period      Expenses         Describe       Describe        Period
- - ----------------------     ----------    ----------      ------------    ------------   ----------
Fiscal year ended
 October 30, 1994:
  Reserves and
   allowances deducted
   from asset accounts:
    Allowance for
     doubtful accounts     $2,061,000     $1,414,000     $ 59,000(B)    $2,258,000(A)  $1,276,000
                            =========      =========      =======        =========      =========

Fiscal year ended
 October 31, 1993:
  Reserves and
   allowances deducted
   from asset accounts:
    Allowance for
     doubtful accounts     $1,562,000     $  698,000     $ 28,000(B)    $  227,000(A)  $2,061,000
                            =========      =========      =======        =========      =========

Fiscal year ended
 October 25, 1992:
  Reserves and
   allowances deducted
   from asset accounts:
    Allowance for
     doubtful accounts     $1,143,000     $  577,000     $ 12,000(B)    $  170,000(A)  $1,562,000
                            =========      =========      =======        =========      =========



(A)     Accounts written off.

(B)     Recoveries from accounts written off in prior year.